INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS
NUMBER                                                                 SHARES
 XXX                                                                    XXX
                                [GRAPHIC OMITTED]
                              [PACIFIC TELCOM LOGO]

                                                         SEE REVERSE SIDE
                                                         FOR CERTAIN DEFINITIONS

                                                         CUSIP 694888 108

     THIS CERTIFIES THAT



     IS THE OWNER OF

                         COMMON STOCK WITH NO PAR VALUE
                              PACIFIC TELCOM, INC.


Transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Illinois, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is nor valid unless countersigned by the Transfer Agent of the Corporation.


WITNESS  the  facsimile  signatures  of  it  duly  authorized  officers.

Dated:

     /s/ Kenneth  G.  Mason                     /s/ Edward Daniel
     ----------------------                     ------------------------
     Secretary                                        President



                                                Countersigned:
                                                ILLINOIS STOCK TRANSFER COMPANY
                                                Transfer  Agent
                                                /s/
                                                Authorized  Officer


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